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                                                                   EXHIBIT 10.14

                    AMENDMENT TO TELEMATE SOFTWARE, INC.
                              STOCK INCENTIVE PLAN


         THIS AMENDMENT TO THE Telemate Software, Inc. STOCK INCENTIVE PLAN
(the "Amendment") is made effective as of the 14th day of June, 1999 (the "Effective Date"), by TELEMATE.NET SOFTWARE, INC., a corporation organized under and doing business under the laws of the State of Georgia (the "Company"). All capitalized terms in this Amendment have the meaning ascribed to such term as in the Telemate Software, Inc. Stock Incentive Plan (the "Plan"), unless otherwise stated herein.


                              W I T N E S S E T H :

         WHEREAS, the Plan was adopted by the Board of Directors and approved by the shareholders of the Company in December 1994; and

         WHEREAS, in the regular course of its business, the Company has granted options that will soon exhaust the number of shares currently reserved for issuance of options under the Plan, and the Board of Directors of the Company deems it in the best interest of the Company to amend the Plan to increase the number of shares that may be granted under the Plan;

         NOW, THEREFORE, BE IT RESOLVED, that, pursuant to Section 20 of the Plan, the Plan is hereby amended by deleting the first sentence of Section 3 in its entirety and substituting therefor the following sentence:

         "The total number of Shares that may be issued pursuant to ISO's, Non-ISO's or Restricted Stock Awards granted under the Plan and under the Immediate Vesting Plan shall not, in the aggregate, exceed one million three hundred thousand (1,300,000) as adjusted below and pursuant to Section 18 of this Plan and pursuant to Sections 3 and 17 of the Immediate Vesting Plan."

         Except as specifically amended by this Amendment, the Plan shall remain in full force and effect as prior to this Amendment.



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         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on the this 14th day of June, 1999.

                                  TELEMATE.NET SOFTWARE, INC.


                                  By:      /s/ Richard L. Mauro
                                           ---------------------------------
                                           Richard L. Mauro, President














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